UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2010

HOMELAND ENERGY SOLUTIONS, LLC

(Exact name of registrant as specified in its charter)

Iowa	000-53202	20-3919356
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2779 Highway 24, Lawler, Iowa	52154
(Address of principal executive offices)	(Zip Code)

(563) 238-5555

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 16, 2010, Homeland Energy Solutions, LLC (the “Company”) sent a notice to its current independent public accountant, Eide Bailly LLP (“Eide Bailly”), dismissing them as the Company’s independent public accountant.   Eide Bailly’s reports on the Company’s financial statements from its inception, including the past two years, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

The decision to change independent registered public accountants was recommended and approved by the Company’s audit committee.

In the two fiscal years ended December 31, 2009 and 2008, and from January 1, 2010 to the date of this report, there have been no disagreements between the Company and Eide Bailly on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Eide Bailly’s satisfaction, would have caused Eide Bailly to make reference to the subject matter of the disagreement in connection with its opinion on the Company’s financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K except as set forth below:

In the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which the Company filed with the Securities and Exchange Commission on February 26, 2009, Management’s Report on the Internal Control over Financial Reporting stated, as of December 31, 2008, that the Company did not maintain effective internal control over financial reporting, due to an internal control deficiency that constituted a “material weakness,” based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.  The weakness concerned controls over: policies and procedures for the financial close and reporting process; lack of a representative with financial expertise; the adequacy of accounting systems meeting company needs; and lack of segregation of duties.  Accordingly, management determined that this control deficiency constituted a material weakness in internal control over financial reporting as of December 31, 2008. The material weakness was remediated prior to December 31, 2009. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 10, 2010, stated that, as of December 31, 2009, Management believed that the Company maintained effective control over financial reporting. The Audit Committee of the Board of Directors of the Company discussed the subject matter of this material weakness with Eide Bailly.  The Company has authorized Eide Bailly to respond fully to the inquiries of the Company’s new independent registered public accounting firm concerning the subject matter of this material weakness.

The Company has provided Eide Bailly with the contents of this current report on Form 8-K and has requested that Eide Bailly furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this report, and if not, stating the respects in which it does not agree.  A copy of the letter from Eide Bailly to the Securities and Exchange Commission is filed as Exhibit 16.1 hereto.

On April 19, 2010, the Company appointed McGladrey & Pullen, LLP, subject to completion of its normal client acceptance procedures, as the Company’s new independent public accountant.  This appointment was approved  by the Company’s audit committee.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

16.1         Letter from Eide Bailly LLP to the Securities and Exchange Commission dated April 26, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMELAND ENERGY SOLUTIONS, LLC

Date: April 27, 2010	/s/ Jeffrey S. Grober
Jeffrey S. Grober
Chief Financial Officer
(Principal Financial Officer)